Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3104

HEALTH MANAGEMENT ASSOCIATES, INC.

APPOINTS VICKI A. O’MEARA

TO BOARD OF DIRECTORS

NAPLES, FLORIDA (December 8, 2005) — Health Management Associates, Inc. (NYSE: HMA) announced today the appointment of Vicki A. O’Meara to its Board of Directors. This appointment increases the number of board members from eight to nine.

Ms. O’Meara is the President - U.S. Supply Chain Solutions, for Ryder System, Inc. (NYSE: R), a leading transportation and supply chain solutions company headquartered in Miami, Florida. Ms. O’Meara joined Ryder as Executive Vice President and General Counsel in June 1997 from the Chicago office of the law firm of Jones Day Reavis & Pogue, where she was a partner and chair of the firm’s global Environmental, Health and Safety Group. Ms. O’Meara has also served in a variety of federal government positions in Washington, D.C., including Assistant Attorney General under the first President Bush, heading the Environmental and Natural Resources Division of the U.S. Department of Justice; Deputy General Counsel of the U.S. Environmental Protection Agency; and Assistant to the General Counsel in the Office of the Secretary of the Army. Ms. O’Meara was a 1986-87 White House Fellow, and in that capacity, she served as Special Assistant to the White House Counsel and as Deputy Secretary of the Cabinet Domestic Policy Council.

“Ms. O’Meara is an outstanding addition to HMA’s board,” said William J. Schoen, Chairman of HMA. “Vicki’s extensive executive management and governmental affairs experience will be an excellent complement to our board, and we expect to benefit from her leadership and management expertise. We are very excited to welcome her to our board.”

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Health Management Associates, Inc., Page 2

Ms. O’Meara served as a member of the Board of Directors of Laidlaw, Inc., 2003-04, and she chaired the Compliance Committee of that board. She has also served as an Adjunct Professor of Environmental Policy at the Union Institute, Cincinnati, Ohio, 1994-95; Faculty Member, Army Logistics Management Institute, Ft. Lee, Virginia, 1982-86; Guest Speaker, National ALI-ABA programs, 1984-97. She has published and spoken frequently on government regulation and corporate governance topics. She lives in Miami with her husband and their three sons.

HMA is the premier operator of non-urban general acute care hospitals in communities situated throughout the United States. HMA has generated 17 years of uninterrupted operating earnings growth and upon completing the previously announced transactions to acquire a controlling interest in the 84-bed Orlando Regional St. Cloud Hospital and acquire the 56-bed Barrow Community Hospital, will operate 60 hospitals in 16 states with approximately 8,545 licensed beds.

All references to “HMA” used in this release refer to Health Management Associates, Inc. or its affiliates.

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenues, income or loss, capital expenditures, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and the Company has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

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